UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 1, 2023

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, No Par Value	ATO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2023, the Board of Directors (the “Board”) of Atmos Energy Corporation (the “Company”) approved and adopted Amended and Restated Bylaws of the Company (as so amended and restated, the “Bylaws”), that became effective on August 4, 2023. The amendments to the Bylaws include:

•

updates to align with and conform to changes in the Texas Business Organizations Code and the Virginia Stock Corporation Act, including, without limitation, revisions to expressly state that the Board can elect to conduct shareholder meetings by means of remote communication;

•

amendments to the procedural and disclosure requirements for shareholders intending to nominate directors or propose other business (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at annual or special meetings of shareholders, including, without limitation, to:

•

revise the advance notice window for shareholders intending to nominate directors or propose other business at an annual meeting of shareholders to not earlier than one hundred twenty days nor later than ninety days prior to the anniversary date of the previous year’s annual meeting;

•

revise the nomination window for shareholders intending to nominate directors at a special meeting of shareholders to not earlier than one hundred twenty days nor later than ninety days prior to such special meeting or the tenth day following the date the Company announces the date of the special meeting;

•	require additional background information and disclosures regarding shareholder director nominees;

•	require additional background information and disclosures regarding shareholders proposing director nominations and other business and other persons related to a shareholder’s solicitation of proxies;

•

clarify that certain informational requirements applicable to shareholders that are entities also encompass individuals who directly or indirectly control such entities (but not passive investors in such entities);

•	clarify that the number of nominees that a shareholder may nominate shall not exceed the number of directors to be elected at the meeting;

•

require any shareholder submitting a nomination notice to make a representation and applicable confirmation as to whether such shareholder intends to solicit proxies in support of director nominees other than the Board’s nominees in accordance with Rule 14a-19 of the Exchange Act (i.e., the “universal proxy card” rules) and to provide evidence that the shareholder has complied with such requirements;

•

require any shareholder submitting a proposal of other business to make a representation as to whether such shareholder intends to solicit proxies from at least the percentage of the Company’s voting shares required under applicable law to carry the proposal; and

•	clarify that a failure to provide such disclosure or comply with such requirements will result in a shareholder’s nomination or proposal of other business being disregarded;

•

amendments to revise the voting standard to a majority of votes cast for matters other than the election of directors and to clarify that directors shall be elected by a majority vote of the shares of common stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present;

•

amendments to provide that the number of directors of the Company shall be no fewer than seven and no greater than thirteen and that changes to the range of the Board size may be effected through the Bylaws;

•	requiring that a shareholder directly or indirectly soliciting proxies from other shareholders use a proxy card color other than white; and

•	deleting outdated references and making technical and conforming revisions and clarifications.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Atmos Energy Corporation (as of August 4, 2023).

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: August 4, 2023	By:	/s/ KAREN E. HARTSFIELD
Karen E. Hartsfield
Senior Vice President, General Counsel and Corporate Secretary